SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 16, 2012 (March 14, 2012)

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2311

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2012, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Synovus Financial Corp. (“Synovus”) took several actions impacting the compensation arrangements of Synovus’ named executive officers. All of the actions comply with the executive compensation restrictions implemented under the Troubled Asset Relief Program (“TARP”).

Base Salaries. The Compensation Committee approved a 2.5% increase (rounded to the nearest $1,000) in base salaries for Synovus’ executive officers, including its named executive officers, effective March 18, 2012.

Salary Stock. Consistent with the actions taken by many of Synovus’ peer companies subject to TARP, the Compensation Committee granted salary stock for 2012 to Synovus’ executive officers, including its named executive officers. The salary stock will take the form of restricted stock units granted under Synovus’ 2007 Omnibus Plan and will be granted as of each bi-weekly payroll date. At each salary payment date, the employee will receive a number of salary stock units equal to the proportionate amount of the annual rate for the pay period divided by the stock closing price on the payment date. The salary stock units will be fully vested when awarded and will be settled in cash on February 15, 2013. Synovus will not pay cash bonuses to its named executive officers in 2012 due to restrictions under TARP. The form of Salary Stock Award Agreement, which governs the payment of salary stock units granted in 2012, is attached hereto as Exhibit 10.1.

Long-Term Equity Incentives. The Compensation Committee also granted restricted stock unit awards (“RSUs”) to Synovus’ executive officers, including its named executive officers, effective March 14, 2012. The RSUs have a service component, a performance component and a TARP-related component for vesting. The units vest after each executive has three years of service and after Synovus has achieved two consecutive quarters of profitability during the term of these awards. In addition, as required under TARP, for each 25% of the aggregate TARP funds that are repaid, 25% of the units vest.

The table below sets forth the (1) base salaries for Synovus’ named executive officers, after giving effect to the foregoing salary increase, (2) the salary stock rate for each named executive officer for 2012, as granted by the Compensation Committee and (3) the number of RSUs awarded to Synovus named executive officers by the Compensation Committee:

Name and Title	Base Salary	2012 Salary Stock Rate	Number of RSUs Granted (# of shares)
Kessel D. Stelling	$897,000	$269,100	284,415
Chairman, President and Chief Executive Officer
Thomas J. Prescott	$407,000	$122,100	129,049
Executive Vice President and Chief Financial Officer
Samuel F. Hatcher	$343,000	$102,900	108,757
Executive Vice President, General Counsel and Secretary
Roy Dallis Copeland, Jr.	$331,000	$99,300	104,952
Executive Vice President and Chief Banking Officer
Mark G. Holladay	$331,000	$99,300	104,952
Executive Vice President and Chief Risk Officer

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Salary Stock Award Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Synovus”)

Dated: March 16, 2012	By:	/s/ Samuel F. Hatcher
Samuel F. Hatcher
Executive Vice President, General Counsel and Secretary